Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report January 7, 2002
(Date of earliest event reported)

DATATRAK INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Ohio	(000-20699)	34-1685364

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

20600 Chagrin Boulevard, Cleveland, Ohio	44122

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(216) 921-6505

Item 5. Other Events.

     On January 7, 2002, DATATRAK International, Inc. (the “Company”) announced that it has received $4.3 million in connection with the private placement of approximately 1.9 million of its common shares at a purchase price of $2.25 per share. A copy of the press release announcing the closing of the private placement has been filed as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATATRAK INTERNATIONAL, INC.

		By:	/s/ Terry C. Black

Terry C. Black Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary
Date:	January 8, 2002

Exhibit Index

Exhibit No.	Description	Page

99.1	Press Release Issued by the Company on January 7, 2002	4